Huron National Bancorp, Inc.
200 East Erie
Rogers City, MI  49779

April 5, 1999

To our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Huron National Bancorp, Inc. This year's meeting will be held at 200 East Erie Street, Rogers City, Michigan on Wednesday, April 28, 1999 at 10:00 a.m. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.

     Along with the other members of the Board of Directors, I look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting.

Sincerely,


/s/ Michael L. Cahoon
Michael L. Cahoon
President and Chief Executive Officer

                NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS OF
                          HURON NATIONAL BANCORP, INC.



10:00 a.m., April 28, 1999
Huron National Bank Meeting Room
200 East Erie Street
Rogers City, MI  49779



April 5, 1999

To our Shareholders:

     The 1999 Annual Meeting of Shareholders of Huron National Bancorp, Inc. will be held at Huron National Bank's Meeting Room, 200 East Erie Street, Rogers City, Michigan on Wednesday, April 28, 1999 at 10:00 a.m.. Shareholders will act on the following matters:


     (1) Election of three directors to serve for terms of three years;

     (2) Transaction of such other business as may properly come before the Annual Meeting, or any adjournments.


     Shareholders of record at the close of business on March 15, 1999 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the Annual Meeting in person, your Board of Directors urges you to vote, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,


/s/ Paulette D. Kierzek
Paulette D. Kierzek
Secretary

Huron National Bancorp, Inc.


                                 PROXY STATEMENT

     The Board of Directors of Huron National Bancorp, Inc., (the "Corporation") solicits your proxy for use at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 1999 at 10:00 a.m., and at any adjournments. This Proxy Statement and a proxy card are scheduled to be mailed to shareholders beginning April 5, 1999.

In the following pages, you will find information on your Board of Directors, both the candidates proposed for election and continuing Directors to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting. The information in this Proxy Statement has been supplied to you to help you decide how to vote.

     As of March 15, 1999, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 62,500 outstanding shares of Common Stock of the Corporation. Each outstanding share is entitled to one vote on all matters, which may come before the Annual Meeting.

     You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing before the proxy is exercised, or by delivering to the Secretary a proxy bearing a later date, or by attending the Annual Meeting and voting in person.


PROPOSAL 1 - ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors, which currently consists of nine members, be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. The Board has nominated incumbent directors Leon Delekta, Lynwood Lamb and Louis Dehring for reelection as directors for three-year terms expiring at the 2002 annual meeting.

     The persons named as proxy holders in the accompanying proxy will vote for the above-named nominees, unless directed otherwise on the Proxy Card. If a nominee is not available for election as a director at the time of the annual meeting (a situation which is not now anticipated), the Board may designate a substitute nominee, in which case the accompanying proxy will be voted for the substituted nominee.

     A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the three individuals who receive the greatest number of votes cast at the meeting will be elected as directors. For purposes of counting votes on the election of directors, abstentions, broker nonvotes, and shares otherwise withheld from voting will not be counted as shares voted and will not have a bearing on the outcome of the election.

     The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

     Information concerning the three nominees and the six continuing Board members is set forth below.

    Nominees for Election as Directors for three-year Terms to Expire in 2002

================================================================================
Leon Delekta, 72, Director since 1980

Mr. Delekta is a retired owner and operator of Delekta & Sons, a Potato Farm and Truck Transportation Company.
--------------------------------------------------------------------------------
Lynwood Lamb, 63, Director since 1981

Mr. Lamb is a retired President of a pharmaceutical company. He is currently serving in the capacity of an Investment Advisor.
--------------------------------------------------------------------------------
Louis D. Dehring, 67, Director since 1980

Mr. Dehring is a retired Marine Engineer and currently owner and operator of Paull's Investments, a real estate firm.
--------------------------------------------------------------------------------


                 Continuing Directors Whose Terms Expire in 2000
================================================================================

                      Ervin Nowak, 67, Director since 1980

Mr. Nowak is currently President of Builders Mart, Inc., a window, glass and wood Retail Company and President of Nautical City Enterprises, Inc., a commercial real estate rental. Mr. Nowak also serves as Chairman of the Board of Directors of Huron National Bancorp, Inc. and the Bank.
--------------------------------------------------------------------------------
                     Marvin Beatty, 64, Director since 1980

Mr. Beatty is a Real Estate Broker and Appraiser and owns and operates StateWide Realty of Onaway. Mr. Beatty also serves as Vice-Chairman of Huron National Bancorp, Inc. and the Bank.
--------------------------------------------------------------------------------
                     Eugene McLean, 73, Director since 1980

              Mr. McLean is a retired Great Lakes Shipping Captain.
--------------------------------------------------------------------------------


                 Continuing Directors Whose Terms Expire in 2001
================================================================================

                   Michael L. Cahoon, 65, Director since 1984

Mr. Cahoon has been President and Chief Executive Officer since the acquisition of Huron National Bank as a wholly-owned subsidiary in May of 1990.
--------------------------------------------------------------------------------
                   Donald A. Hampton, 59, Director since 1982

Mr. Hampton owns and operates Hampton's IGA, Inc. Supermarkets with locations in Rogers City, Harrisville and Ossineke. In addition, he is a partner and President of the Buoy, Inc. Restaurant located in Rogers City.
--------------------------------------------------------------------------------
                    John S. Tierney, 50, Director since 1997

Mr. Tierney owns Tierney & Williams, Inc. He is President of 211 Bar & Restaurant, a partner of Knost Cottages Resort on Black Lake for approximately 25 years and is a co-founder of Aurora Gas, a public utility. Mr. Tierney has served as Secretary and Treasurer of Aurora Gas since 1984.
--------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The same individuals serve on the Board of Directors of the Corporation and the Bank. The Corporation's Board of Directors had three meetings in 1998. Each Director attended at least 75% of all Board of Directors' and Committee Meetings of the Corporation for which they were eligible to attend.

     The Board of Directors has established the following committees, the member of which are appointed annually by the Board of Directors: 1) an Audit Committee; 2) an Executive Committee; and 3) Compensation Committee.


     The Executive Committee meets on an "as needed" basis and exercises the power of the Board of Directors on such matters as loans and investment securities and approvals between regular Board Meetings. All actions of this Committee are reviewed and ratified by the full Board of Directors. This Committee consists of Messrs. Nowak, McLean, Beatty, Hampton and Delekta. There were two meetings held in 1998.

     The Audit or Examination Committee in 1998 was composed of the entire Board. This Committee met nine times and recommends the selection of the Company's independent auditors; reviews the scope of audit procedures, the results of the respective audits and audit recommendations to management.

     The Compensation Committee in 1998 was also composed of the entire Board. This Committee meets annually to review compensation of staff and executive officers and all employee benefit programs. It met once in 1998.

     The Board of Directors held one Organizational Meeting in 1998, at which these committees were established. The regular Bank Board meetings were held on the third Monday of each month except in April of 1998 when the Annual Meeting, Organizational Meeting and monthly Meeting were held the last Wednesday of the month.


      VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

     At March 15, 1999, the Corporation had outstanding 62,500 shares of common stock, par value $10.00 per share. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 15, 1999, the record date fixed by the Board of Directors. The inspectors of the meeting, who are appointed by the Corporation, count votes cast at the meeting and submitted by proxy.

     The information in the following table sets forth the beneficial ownership of the Corporation's common stock, as of March 15, 1999, owned by each director of the Corporation and by all directors and executive officers of the Corporation as a group.

                                     Amount and Nature of        Percent of
Name and Beneficial Owner            Beneficial Ownership(1)     Class
-------------------------            --------------------        -----
Marvin Beatty                         1,990                        3.18%
Michael L. Cahoon                       879(2)                     1.41%
Louis D. Dehring                      2,933(3)                     4.69%
Leon Delekta                            308                        0.49%
Donald A. Hampton                       923(4)                     1.48%
Lynwood Lamb                          5,183(5)                     8.29%
Eugene McLean                         3,829(6)                     6.13%
Ervin Nowak                           1,472(7)                     2.36%
John S. Tierney                          75                        0.12%
                                     ------                      ------
All directors and executive
 officers of the Corporation
  as a group (eleven persons)        17,746                       28.39%
                                     ======                      ======

 (1) Unless otherwise indicated in the following footnotes, each director or officer has sole voting and investment power or shares voting and investment power with his Spouse under joint ownership.
 (2) Michael L. Cahoon Trust with Michael L. Cahoon as Trustee owns all of the shares except for 75 shares owned by Mr. Cahoon's spouse.
 (3) Louis D. Dehring Trust with Louis D. Dehring as Trustee owns all of the shares.
 (4) All of the shares are owned by Donald and Mary Lou Hampton Trust with Donald Hampton as a Trustee.
 (5) Of the shares owned by Lynwood Lamb, 1,650 shares are held by the Lamb Retirement Trust and 3,533 by the Lamb Trust, both of which Mr. Lamb is Trustee and the former of which Mr. Lamb disclaims beneficial ownership.
 (6) The McLean Trust with Eugene McLean as Trustee owns all of the shares.
 (7) Ervin Nowak Trust with Ervin Nowak as Trustee owns all of the shares except for 736 shares owned by Mr. Nowak's spouse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 15, 1999, no person was known by Management of the Corporation to be the beneficial owner of more than 5 percent of the outstanding common stock of the Corporation except as follows:

                                                                       Amount and Nature of           Percent of
Title of Class              Name and Address of Beneficial Owner      Beneficial Ownership               Class
--------------              ------------------------------------      --------------------               -----
Common Stock                     Lynwood Lamb                               5,183(1)                      8.29%
                                 P.O. Box 777
                                 Bay City, MI  49706
Common Stock                     Eugene McLean                              3,829(2)                      6.13%
                                 255 S. Third Street
                                 Rogers City, MI  49779

(1) Mr. Lamb, a director of the Corporation, disclaims beneficial ownership of 1,650 shares, which are held by the Lamb Retirement Trust of which Mr. Lamb is the Trustee.

(2)  The McLean Trust and Eugene McLean as Trustee own all of the shares.


SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Corporation's Chief Executive Officer for each of the three years ended December 31, all of which were paid by the Bank.

                                                     Annual Compensation                   All Other
              Name & Principal Position           Year      Salary     Bonus           Compensation(1)
              -------------------------           ----      ------     -----           ---------------
              Michael L. Cahoon                    1998     $59,668    $10,080            $8,072
              President and                        1997     $58,168     $8,845            $8,038
              Chief Executive Officer              1996     $57,028     $6,800            $8,077

     Includes Board Fees, and Company contribution to the SEP Plan on behalf of the employee.

The aggregate compensation paid to the three executive officers as a group, was $178,211, for the year ended December 31, 1998. The other two executives are Dale L. Bauer and Paulette D. Kierzek. Mr. Bauer, 48, has served as Vice-President of Huron National Bank since 1980. Mrs. Kierzek, 49, is Chief Financial Officer of Huron National Bancorp, Inc., and for more than five years prior hereto, served as Secretary to the Board of Directors and Cashier of Huron National Bank.

Each director and officer is paid a monthly board fee of $400. No additional fees are paid for serving as a director or officer of the Corporation.


OTHER TRANSACTIONS

During 1998, the subsidiary Bank of the Corporation had outstanding and entered into credit relationships and other transactions with directors and executive officers of the Corporation and their associates in the ordinary course of business. The loans and extensions of credit included in such transactions: (1) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other; (2) did not involve more than the normal risk of collectibility or present other unfavorable features; and (3) were repaid as scheduled or, to the extent still outstanding, remain current in their respective repayment schedules.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTS

Crowe, Chizek and Company, LLP, independent public accountants for the year ended December 31, 1998, have examined the financial statements of the Corporation. Representatives of Crowe, Chizek and Company, LLP, are not expected to be present at the Annual Meeting to respond to questions, although such representatives have the opportunity to be present and make a statement if they desire to do so. The Board of Directors has reappointed Crowe, Chizek and Company, LLP, as the independent public accountants of the Corporation for the year ending December 31, 1999.

LITIGATION

The Corporation is not involved in any material legal proceedings. The Bank is involved in routine proceedings in the ordinary course of its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Bank.


SHAREHOLDER PROPOSALS

Any shareholder proposal to be considered by the Corporation for inclusion in the 2000 Annual Meeting of Shareholders proxy material must be received by the Corporation no later than December 10, 1999.


EXPENSES OF SOLICITATION

The costs of the solicitation of proxies, including the cost of reimbursing expenses for forwarding proxy statements and proxies to their principals and obtaining their proxies, will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by a few regular employees of the Corporation without additional compensation.


OTHER BUSINESS

The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgement of the persons authorized therein, and discretionary authority to do so is included in the proxy.

The Annual Report of the Corporation for 1998 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting.

Shareholders are urged to sign and return the enclosed proxy in the enclosed postage-paid envelope. A prompt response will be helpful and appreciated.


BY ORDER OF THE BOARD OF DIRECTORS,



/s/ Paulette D. Kierzek
Paulette D. Kierzek
Secretary

April 5, 1999

FORM 10-K ANNUAL REPORT

The Corporation will provide (without charge) to any shareholders solicited hereby a copy of its 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission upon the written request of such shareholder. Requests should be directed to the Corporation's Secretary, Paulette D. Kierzek, 200 E. Erie Street, P.O. Box 240, Rogers City, MI. 49779.